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Exhibit 10.10

MODIFICATION OF PROMISSORY NOTE

    This Modification of Promissory Note ("Modification") is made this 21st day of August 2000 by and between William C. Huddleston ("Maker") and STAAR Surgical Company ("Holder") in reference to the following facts:

RECITALS

    A.  On July 3, 1992, Maker executed a Promissory Note ("Note") in favor of Holder for the amount of $80,000.

    B.  Maker and Holder have agreed to modify the terms of the Note.

AGREEMENT

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, Maker and Holder agree as follows:

    1.  Extension of Term.  Paragraph 3 of the Note shall be modified to state, "Subject to paragraph 10 below, Maker shall pay the Principal Amount and all accrued and unpaid interest on the Principal Amount and all other indebtedness due under this Note on September 4, 2003, provided, however, that if Maker's employment with Holder is terminated prior to September 4, 2003 (a) by Holder without cause or (b) by Maker for any reason, then Maker shall pay the Principal Amount and all accrued and unpaid interest on the Principal Amount and all other indebtedness due under this Note on a date which is the later of September 4, 2003 or two years from the date of such termination. Irrespective of the foregoing, payment of this Note is subject to the terms of that certain Employment Agreement dated October 1, 1999 by and between Maker and Holder, as such Employment Agreement was modified on August 21, 2000, the terms of which are incorporated into this Note by reference."

    2.  Remaining Provisions Shall Remain.  All other terms and provisions of the Note shall remain the same.

    3.  Attachment to Note Upon Execution.  Upon execution, this Modification shall be attached by Holder to the Note and shall become a part of it.

    WHEREAS, Maker and Holder have executed this Modification as of the date set forth above.

"MAKER"
/s/ WILLIAM C. HUDDLESTON William C. Huddleston
"HOLDER" STAAR Surgical Company, a Delaware corporation
By:	/s/ ANDREW F. POLLET

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Exhibit 10.10
MODIFICATION OF PROMISSORY NOTE
RECITALS
AGREEMENT